Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Koppers Holdings Inc.

2005 Long Term Incentive Plan

(Full title of the plan)

Steven R. Lacy, Esq.

Senior Vice President, Administration,

General Counsel and Secretary

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Name and address of agent for service)

(412) 227-2001

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	900,000	$28.17(2)	$25,353,000(2)	$2,553
(1)

This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h).  The fee is calculated on the basis of the average of the high and low trading prices for the Registrant’s common stock on the New York Stock Exchange Composite Tape on June 7, 2016, which were $28.74 and $27.59, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Koppers Holdings Inc., a Pennsylvania corporation (the “Corporation” or the “Registrant”), relating to 900,000 shares (the “Additional Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), under the Koppers Holdings Inc. 2005 Long Term Incentive Plan, as Amended and Restated effective March 24, 2016 (the “Plan”), issuable to eligible Participants (as that term is defined in the Plan), which Additional Shares are in addition to the 2,089,448 shares of Common Stock registered on the Corporation’s Form S-8 filed on June 29, 2006 (Commission File No. 333-135449) and the 700,000 shares registered on the Corporation’s Form S-8 filed on November 12, 2014  (Commission File No. 333-200144)  (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:  (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, (ii) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, (iii) Current Reports on Form 8-K filed with the Commission on January 13, 2016, February 22, 2016, March 29, 2016, April 14, 2016, and May 6, 2016, in each case other than information, if any, furnished under Items 2.02 or 7.01 of Form 8-K, and (iii) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on January 27, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1

Amended and Restated Articles of Incorporation of Koppers Holdings Inc. (incorporated by reference to exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015) (Commission File No. 001-32737).

4.2

Amended and Restated Bylaws of Koppers Holdings Inc., as amended on May 2, 2014 (incorporated by reference to exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014) (Commission File No. 001-32737).

5.1	Opinion of K&L Gates LLP, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of K&L Gates LLP (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1

Koppers Holdings Inc. 2005 Long Term Incentive Plan, as Amended and Restated effective March 24, 2016 (incorporated by reference to Appendix A to the Corporation’s Proxy Statement for its 2016 Annual Meeting of Shareholders filed on April 5, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 10th day of June, 2016.

KOPPERS HOLDINGS INC.

By:	/s/ Leroy m. Ball, Jr.
Leroy M. Ball, Jr.
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Leroy M. Ball, Jr., Michael J. Zugay and Steven R. Lacy and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE	TITLE	DATE

/s/ Leroy m. Ball, Jr.	President and Chief Executive Officer,	June 10, 2016
Leroy M. Ball, Jr.	and Director (Principal Executive
Officer)

/s/ Michael J. Zugay	Chief Financial Officer (Principal	June 10, 2016
Michael J. Zugay	Financial Officer and Principal
Accounting Officer)

/s/ David M. Hillenbrand	Director and Non-Executive	June 10, 2016
David M. Hillenbrand	Chairman of the Board

/s/ Cynthia A. Baldwin	Director	June 10, 2016
Cynthia A. Baldwin

/s/ X. Sharon Feng	Director	June 10, 2016
X. Sharon Feng

/s/ Albert J. Neupaver	Director	June 10, 2016
Albert J. Neupaver

/s/ Louis L. Testoni	Director	June 10, 2016
Louis L. Testoni

/s/ Stephen R. Tritch	Director	June 10, 2016
Stephen R. Tritch

/s/ T. Michael Young	Director	June 10, 2016
T. Michael Young

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Articles of Incorporation of Koppers Holdings Inc. (incorporated by reference to exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015) (Commission File No. 001-32737).

4.2

Amended and Restated Bylaws of Koppers Holdings Inc., as amended on May 2, 2014 (incorporated by reference to exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014) (Commission File No. 001-32737).

5.1	Opinion of K&L Gates LLP, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of K&L Gates LLP (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1

Koppers Holdings Inc. 2005 Long Term Incentive Plan, as Amended and Restated effective March 24, 2016 (incorporated by reference to Appendix A to the Corporation’s Proxy Statement for its 2016 Annual Meeting of Shareholders filed on April 5, 2016.